Exhibit 99.1

For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox CEO Details Success of Services-Led, Technology-Driven Business; Outlines Strong Financial Position to Deliver Shareholder Value

NEW YORK, May 10, 2011 – At its annual investor conference to be held here today, Xerox Corporation (NYSE: XRX) is sharing its strategy to capture key growth opportunities in business services and document management and deliver long-term value for shareholders.

“This is the new Xerox. Today, we provide the most diverse set of services in the industry, offer the broadest portfolio of document technology, have a growing global customer base, and continue to invest in world-class innovation that brings differentiated value to customers,” said Ursula Burns, chairman and chief executive officer, Xerox Corporation. “The disciplined execution of our strategy is creating shareholder value through the strength of our solid annuity-based business, expanding earnings and strong cash generation.”

Delivering Shareholder Value

During the conference, Xerox will outline its financial profile, highlighting key growth drivers that include:

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Shifting its revenue mix to a higher percentage of services, a business that is targeted to grow between 6-8 percent by 2012. More than 90 percent of revenue from services is annuity-based, providing a long-term revenue stream.

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Expanding distribution in its document technology business to capture more opportunity in developing markets and increase its business with small and mid-sized companies. Revenue in the company’s technology business is expected to grow 1-3 percent in 2012 with growth driven both from increased distribution and an increase in color pages. Color pages currently account for 25 percent of the total number of pages printed on Xerox systems yet color pages are growing 9 percent per year.

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Investing in acquisitions that give Xerox more scale in services and more “feet on the street” selling the company’s products in global markets. The company expects to invest about $300 million in acquisitions this year; the added capabilities and channel expansion are expected to deliver 1-2 points of revenue growth.

The company is reiterating its expectations for full-year 2011 to deliver revenue growth of 6-8 percent or 3-5 percent on a pro-forma basis and GAAP earnings per share of 89-94 cents or $1.05-$1.10 on an adjusted basis. In 2012, Xerox expects revenue will grow in the range of 4-6 percent and adjusted EPS will increase to $1.18 - $1.28.

Xerox will also outline details on the cash-generating strength of its business model, reiterating expectations to deliver $2.5 billion in operating cash flow this year. In 2012, Xerox expects to generate $2.6-$2.9 billion in cash from operations.

“Over the next five years, we expect to generate more than $10 billion in free cash flow, reflecting the benefit of our annuity-driven earnings growth and continued operational improvements,” said Luca Maestri, chief financial officer, Xerox Corporation. “We remain committed to creating value for our shareholders by growing our business organically and through acquisitions, delivering dividends and buying back stock. In 2011 and 2012, we’re targeting to use about 70 percent of our available cash for share repurchase.”

Services Led; Technology Driven Strategy

“Throughout enterprises of any size and in any industry, we are providing the back office support that results in reduced costs, more productivity, and efficient, simplified ways of getting work done,” said Burns.

She noted that the ultimate outcome for clients is freeing up time and resources better spent on their core business. It is a powerful value proposition that is reflected in how Xerox serves the marketplace and how the company is expanding its business through these areas:

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Leading with Services: With half of Xerox’s revenue now coming from services and a more than $500 billion market opportunity in document, business process and IT outsourcing services, Xerox is scaling its offerings to expand globally, apply innovation to simplify complex processes, and integrate its well-established service delivery competencies across multiple lines of business.

In the first quarter of 2011, services revenue grew 5 percent on a pro-forma basis along with a 29 percent increase in the total pipeline. Recent key services signings include a 10-year, $500 million contract to manage clinical and technology applications for clients using Allscripts remote hosting services. Xerox also secured a $200 million, five-year agreement with MGM Resorts International to provide managed information technology services.

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Applying Innovation: Xerox’s proprietary technology in image recognition and data analysis is creating more accurate, faster and efficient ways to manage massive amounts of information. For example, in the company’s transportation solutions business, intelligent sensors give computers the ability to quickly read license plates and detect vehicle occupancy, helping cities analyze traffic data, reduce congestion and create safer highways.

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Growing high-value color pages: Color printing increased 7 percent in the first quarter of 2011, furthering Xerox’s strategy to expand its color leadership. The company is creating more color pages through affordable office color printing, and last week introduced the latest models in its solid ink MFP series – the high speed Xerox ColorQube® 9300. Cleveland-based Medical Mutual of Ohio uses 140 of the original ColorQube systems to better manage color printing costs, saving thousands of dollars annually on administrative expenses. Advanced digital production printing enables personalized printing that can be applied to everything from packaging and photo applications to more relevant direct marketing materials. Miami University of Ohio uses Xerox technology and software from XMPie®, a Xerox company, to increase enrollment by connecting with students through personalized, full-color direct mail, email and web marketing.

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Expanding globally: Xerox is growing its global presence and capabilities through expanded distribution channels and targeted acquisitions. The company recently completed the acquisition of Unamic/HCN, the largest privately-owned customer care provider in the Benelux region. In addition, Xerox grew its document technology distribution network – including four recent acquisitions that expand access to small and mid-size businesses in Europe and the U.S.

About Xerox

Xerox Corporation is a $22 billion leading global enterprise for business process and document management. Through its broad portfolio of technology and services, Xerox provides the essential back-office support that clears the way for clients to focus on what they do best: their real business. Headquartered in Norwalk, Conn., Xerox provides leading-edge document technology, services, software and genuine Xerox supplies for graphic communication and office printing environments of any size. Through ACS, A Xerox Company, which Xerox acquired in February 2010, Xerox also offers extensive business process outsourcing and IT outsourcing services, including data processing, HR benefits management, finance support, and customer relationship management services for commercial and government organizations worldwide. The 134,000 people of Xerox serve clients in more than 160 countries. For more information, visit http://www.xerox.com, http://news.xerox.com, http://www.realbusiness.com or http://www.acs-inc.com. For investor information, visit http://www.xerox.com/investor.

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Non- GAAP Measures: This release refers to the following non-GAAP financial measures:

•	Adjusted EPS (earnings per share) for full year 2011 and 2012 guidance that excludes certain items.

•	2011 pro-forma revenue growth with ACS included in the company’s 2010 results for the comparable 2011 period.

•	Free cash flow.

Refer to the APPENDIX entitled “Non-GAAP Financial Measures” for a discussion of these non-GAAP measures.

Media Contacts:

Carl Langsenkamp, Xerox Corporation, +1-585-423-5782, carl.langsenkamp@xerox.com

Ken Ericson, Xerox Corporation, +1-410-571-0161, ken.ericson@acs-inc.com

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XEROX®, XEROX and Design®, and ColorQube® are trademarks of Xerox Corporation in the United States and/or other countries. XMPie® and the XMPie logo are trademarks of XMPie, A Xerox Company. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Forward Looking Statements: This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements, environmental regulations and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; our ability to expand equipment placements and to drive the expanded use of color in printing and copying; development of new products and services; interest rates, cost of borrowing and access to credit markets; our ability to protect our intellectual property rights; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that unexpected costs will be incurred; reliance on third parties for manufacturing of products and provision of services; the risk that we will not realize all of the anticipated benefits from the acquisition of Affiliated Computer Services, Inc.; our ability to recover capital investments; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

APPENDIX: Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). In addition, we have discussed the non-GAAP measures described below.

Adjusted Earnings Per Share (EPS): To better understand the trends in our business and the impact of the ACS acquisition, we believe it is necessary to adjust EPS guidance for the full-year 2011 and 2012 determined in accordance with GAAP to exclude the effects of certain items as well as their related income tax effects:

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Amortization of intangible assets: The amortization of intangible assets is driven by our acquisition activity which can vary in size, nature and timing as compared to other companies within our industry and from period to period. Accordingly, due to the incomparability of acquisition activity among companies and from period to period, we believe exclusion of the amortization associated with intangible assets acquired through our acquisitions allows investors to better compare and understand our results. The use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

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Other discrete, unusual or infrequent costs and expenses: In 2011 we have also excluded the Loss on the early extinguishment of the Trust Liability given the discrete, unusual or infrequent nature of this item on our results of operations for the period. We believe exclusion of this item allows investors to better understand and analyze the results for the period as compared to prior periods as well as expected trends in our business.

Pro-forma Revenue Growth: To better understand the trends in our business, we discuss our 2011 revenue growth by comparing 2011 revenue against adjusted 2010 revenues which include ACS historical revenues for the comparable period in 2011. We refer to these comparisons as “pro-forma” basis comparisons. ACS 2010 historical revenues for the period January 1st through February 5th 2010 have been adjusted to reflect adjustments for deferred revenue and certain non-recurring product sales. We believe comparisons on a pro-forma basis are more meaningful than the actual comparisons given the size and nature of the ACS acquisition. We believe the pro-forma basis comparisons allow investors to have better understanding and additional perspective of the expected trends in our business as well as the impact of the ACS acquisition on the Company’s operations.

Free Cash Flow: To better understand the trends in our business, we believe that it is helpful to adjust Cash Flows from Operations to subtract amounts for capital expenditures including internal use software. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment in long-lived assets. It provides a measure of our ability to fund acquisitions, dividends and share repurchase. It also is used to measure our yield on market capitalization.

Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

Note: The non-GAAP reconciliation information for 2012 guidance measures is not available at this time.

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